EXECUTION VERSION 4914-2111-9685.6 _____________________ CUSTODY AGREEMENT _____________________ dated as of September 18, 2026 by and between CHURCHILL DIRECT LENDING FUND (“Company”) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“Custodian”) and U.S. BANK NATIONAL ASSOCIATION (“Document Custodian”)

4914-2111-9685.6 TABLE OF CONTENTS Page 1. DEFINITIONS ........................................................................................................................ 1 2. APPOINTMENT OF CUSTODIAN ...................................................................................... 7 3. DUTIES OF CUSTODIAN .................................................................................................... 8 3A. DUTIES OF DOCUMENT CUSTODIAN .......................................................................... 19 4. REPORTING ........................................................................................................................ 19 5. DEPOSIT IN U.S. SECURITIES SYSTEMS ...................................................................... 19 6. SECURITIES HELD OUTSIDE OF THE UNITED STATES............................................ 20 7. CERTAIN GENERAL TERMS ........................................................................................... 23 8. COMPENSATION OF CUSTODIAN ................................................................................. 26 9. RESPONSIBILITY OF CUSTODIAN ................................................................................ 26 10. SECURITY CODES ............................................................................................................. 30 11. TAX LAW ............................................................................................................................ 30 12. EFFECTIVE PERIOD AND TERMINATION ................................................................... 30 13. REPRESENTATIONS AND WARRANTIES .................................................................... 32 14. PARTIES IN INTEREST; NO THIRD PARTY BENEFIT ................................................ 33 15. NOTICES .............................................................................................................................. 33 16. CHOICE OF LAW AND JURISDICTION .......................................................................... 34 17. ENTIRE AGREEMENT; COUNTERPARTS ..................................................................... 34 18. AMENDMENT; WAIVER .................................................................................................. 35 19. SUCCESSOR AND ASSIGNS ............................................................................................ 35 20. SEVERABILITY .................................................................................................................. 35 21. REQUEST FOR INSTRUCTIONS ...................................................................................... 36

2 4914-2111-9685.6 22. OTHER BUSINESS ............................................................................................................. 36 23. REPRODUCTION OF DOCUMENTS ................................................................................ 36 24. MISCELLANEOUS ............................................................................................................. 36

4914-2111-9685.6 SCHEDULES SCHEDULE A – Trade Confirmation SCHEDULE B – [Reserved] SCHEDULE C – Initial Authorized Persons EXHIBIT A - Form of Request for Release

Signature Page to Custody Agreement 4914-2111-9685.6 THIS CUSTODY AGREEMENT (this “Agreement”) is dated as of September 18, 2026 and is by and between Churchill Direct Lending Fund (and any successor or permitted assign, the “Company”), a Delaware statutory trust, U.S. Bank Trust Company, National Association (or any successor or permitted assign acting hereunder), a national banking association, as custodian (in such capacity, along with any successor or permitted assign acting as custodian hereunder, the “Custodian”) and U.S. Bank National Association (or any successor or permitted assign acting hereunder), a national banking association, as document custodian (in such capacity, along with any successor or permitted assign acting as custodian hereunder, the “Document Custodian”). RECITALS WHEREAS, the Company operates as a closed-end, non-diversified management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"); WHEREAS, the Company desires to retain U.S. Bank Trust Company, National Association to act as custodian, and U.S. Bank National Association to act as document custodian for the Company and each Subsidiary (as defined below) hereafter identified to the Custodian and the Document Custodian; WHEREAS, the Company desires that the Company’s cash and certain of its Securities (as defined below) be held and administered by the Custodian pursuant to this Agreement in compliance with Section 17(f) of the 1940 Act; and WHEREAS, the Company desires that certain Loan Files (as defined below) of the Company be held by the Document Custodian pursuant to this Agreement. NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows: 1. DEFINITIONS 1.1 Defined Terms. In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement: “Account” or “Accounts” means the Cash Account, the Securities Account, any Subsidiary Cash Account and any Subsidiary Securities Account, collectively. “Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof). “Asset List” means, in the case of each Loan File held by the Document Custodian for the benefit of the Company, a computer-readable transmission containing the following information (and such other data as may be mutually agreed upon in writing by the

2 4914-2111-9685.6 Company and the Document Custodian), which shall be delivered by the Document Custodian to the Company pursuant to this Agreement. “Authorized Person” has the meaning set forth in Section 7.4. “Business Day” means any day that is not a Saturday or Sunday and is not a legal holiday or a day in which banking institutions generally are authorized or obligated by law or regulation to remain closed in New York, New York or in the city in which the Custodian (pursuant to Section 15 hereunder) or any sub-custodian, including any Foreign Sub- custodian, is located. “Cash Account” or “Cash Accounts” means the segregated accounts to be established at U.S. Bank National Association (or one of its affiliates) to which the Custodian (or U.S. Bank National Association on its behalf) shall deposit and hold any cash Proceeds received by it from time to time from or with respect to the Securities or the sale of the common shares of beneficial interest of the Company, as applicable, which accounts shall be designated the “Churchill Direct Lending Fund Cash Interest Proceeds Account” and the “Churchill Direct Lending Fund Cash Principal Proceeds Account.” “Company” means Churchill Direct Lending Fund, its successors or permitted assigns. “Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques, and other similar or related information that may be furnished to the Company by the Custodian from time to time pursuant to this Agreement. “Custodian” has the meaning set forth in the first paragraph of this Agreement. “Document Custodian” has the meaning set forth in the first paragraph of this Agreement. “Eligible Investment” means any investment that at the time of its acquisition is one or more of the following: (a) United States government and agency obligations; (b) commercial paper having a rating assigned to such commercial paper by Standard & Poor’s Rating Services or Moody’s Investor Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard & Poor’s Rating Services are “A1+” and “A1” and such ratings by Moody’s Investor Service, Inc. are “P1” and “P2”; (c) interest bearing deposits in United States dollars in United States banks with an unrestricted surplus of at least U.S. $250,000,000, maturing within one year; and

3 4914-2111-9685.6 (d) money market funds (including funds of the Custodian, U.S. Bank National Association or any of their respective affiliates) or United States government securities funds designed to maintain a fixed share price and high liquidity. “Eligible Securities Depository” has the meaning set forth in Section (b)(1) of Rule 17f-7 under the 1940 Act. “Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds. “Financing Documents” has the meaning set forth in Section 3.3(b)(ii). “Foreign Intermediary” means a Foreign Sub-custodian and Eligible Securities Depository. “Foreign Sub-custodian” means and includes (i) any branch of a “U.S. Bank”, as that term is defined in Rule 17f-5 under the 1940 Act, (ii) any “Eligible Foreign Custodian”, as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian in accordance with Section 6.6, which the Custodian has determined will provide reasonable care of assets of the Company based on the standards specified in Section 6.7 below. “Foreign Securities” means Securities for which the primary market is outside the United States. “Investment Manager” means Churchill Asset Management LLC, or any successor Investment Manager identified to the Custodian or the Document Custodian by the Company in writing. “Loan” means any U.S. dollar-denominated commercial loan, or Participation therein, debt security, other instrument or evidence of indebtedness made by a bank or other financial institution that by its terms provides for payments of principal and/or interest, including discount obligations and payment-in-kind obligations, acquired by the Company from time to time. “Loan Checklist” means a list delivered by the Company (or the Investment Manager on its behalf) to the Document Custodian in connection with delivery of each Loan to the Document Custodian that identifies the items contained in the related Loan File. “Loan File” means, with respect to each Loan delivered to the Document Custodian, each of the Required Loan Documents identified on the related Loan Checklist. “Noteless Loan” means a Loan with respect to which (i) the related loan agreement does not require the obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred by the issuer or the prior holder of record.

4 4914-2111-9685.6 “Participation” means an interest in a Loan that is acquired indirectly by way of a participation from a selling institution. “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or any government or agency or political subdivision thereof. “Proceeds” means, collectively, (i) the net cash proceeds to the Company of the initial public offering by the Company and any subsequent offering by the Company of any class of Securities issued by the Company, (ii) cash distributions, earnings, dividends, fees and other cash payments paid on the Securities (or, as applicable, Subsidiary Securities) by or on behalf of the issuer or obligor thereof, or applicable paying agent, (iii) the net cash proceeds of the sale or other disposition of the Securities (or, as applicable, Subsidiary Securities) pursuant to the terms of this Agreement (and any Reinvestment Earnings from investment of the foregoing, as defined in Section 3.6(b) hereof) and (iv) the net cash proceeds to the Company of any borrowing or other financing by the Company. “Proper Instructions” means instructions (including Trade Confirmations) received by the Custodian in a form acceptable to it, from the Company, the Investment Manager or any Person duly authorized by the Company or the Investment Manager in any of the following forms acceptable to the Custodian: (a) in writing signed by an Authorized Person (whether by manual, facsimile, PDF or other electronic signature); (b) by electronic mail from an Authorized Person; or (c) such other means as may be agreed upon in writing from time to time by the Custodian and the party giving such instructions, including any SWIFT Transmissions (as defined herein); provided that, for any transaction involving cash (e.g., withdrawals, transfers, and disbursements) or assets, the Custodian shall confirm that the instruction is authorized by an Authorized Person by telephone call-back at the telephone number designated in Schedule C. The Authorized Person confirming the instruction shall be a person other than the Authorized Person from whom the Instruction was received. “Reinvestment Earnings” has the meaning set forth in Section 3.6(b). “Request for Release” means a request for release of any Loan File, which request shall be either (i) delivered to the Document Custodian substantially in the form of Exhibit A hereto or (ii) as otherwise agreed to between the Document Custodian and the Company. “Required Loan Documents” means, for each Loan:

5 4914-2111-9685.6 (a) other than in the case of a Participation, an executed copy of the Assignment for such Loan, as identified on the Loan Checklist; (b) with the exception of Noteless Loans and Participations, the original executed Underlying Note endorsed by the issuer or the prior holder of record in blank or to the Company, as identified on the Loan Checklist; (c) (i) if the Company is the sole lender or if the Company or an affiliate of the Company acts as agent for the lenders, (A) an executed copy of the Underlying Loan Agreement (which may be included in the Underlying Note if so indicated in the Loan Checklist), together with a copy of all amendments and modifications thereto, as identified on the Loan Checklist, (B) a copy of each related security agreement (if any) signed by the applicable obligor(s), as identified on the Loan Checklist, and (C) a copy of each related guarantee (if any) then executed in connection with such Loan, as identified on the Loan Checklist, and (ii) in all other cases, such copies of the documents described in clauses (A), (B) and (C), which may not be executed copies, as are reasonably available to the Company, as identified on the Loan Checklist; and (d) a copy of the Loan Checklist. “Securities” means, collectively, the (i) investments, including Loans, acquired by the Company and delivered to the Custodian (or U.S. Bank National Association on its behalf) by the Company from time to time during the term of, and pursuant to the terms of, this Agreement and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i). For avoidance of doubt, the term “Securities” includes stocks, shares, bonds, debentures, notes, mortgages, or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets. “Securities Account” means the segregated account to be established at U.S. Bank National Association (or one of its affiliates) to which the Custodian (or U.S. Bank National Association on its behalf) shall deposit or credit and hold the Securities (other than Loans) received by it pursuant to this Agreement, which account shall be designated the “Churchill Direct Lending Fund Securities Custody Account”. “Securities Depository” means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities. “Securities System” means the Federal Reserve Bank Book-Entry System, a clearing agency which acts as a Securities Depository, or another book entry system for the central handling of securities (including an Eligible Securities Depository).

6 4914-2111-9685.6 “Street Delivery Custom” means a custom of the United States securities market to deliver securities which are being sold to the buying broker for examination to determine that the securities are in proper form. “Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course. “Subsidiary” means, collectively, any wholly owned subsidiary of the Company identified to the Custodian by the Company pursuant to Section 3.13(c). “Subsidiary Cash Account” shall have the meaning set forth in Section 3.13(b). “Subsidiary Securities” collectively, the (i) investments, including Loans, acquired by a Subsidiary and delivered to the Custodian from time to time during the term of, and pursuant to the terms of, this Agreement and (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i). “Subsidiary Securities Account” shall have the meaning set forth in Section 3.13(a). “Trade Confirmation” means a confirmation to the Custodian from the Company of the Company’s acquisition of a Loan, and setting forth applicable information with respect to such Loan, which confirmation may be in the form of Schedule A attached hereto and made a part hereof, subject to such changes or additions as may be agreed to by, or in such other form as may be agreed to by, the Custodian and the Company from time to time. “UCC” shall have the meaning set forth in Section 3.3(a). “Underlying Loan Agreement” means, with respect to any Loan, the document or documents evidencing the commercial loan agreement or facility pursuant to which such Loan is made. “Underlying Loan Documents” means, with respect to any Loan, the related Underlying Loan Agreement together with any agreements and instruments (including any Underlying Note) executed or delivered in connection therewith or in respect thereof or any possessory collateral received in connection therewith, in each case from time to time delivered to and received by the Document Custodian. “Underlying Note” means the one or more promissory notes executed by an obligor to evidence a Loan. 1.2 Construction. In this Agreement unless the contrary intention appears:

7 4914-2111-9685.6 (a) any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time; (b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them; (c) any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa; (d) a reference to a Person includes a reference to the Person’s executors, successors and permitted assigns; (e) an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally; (f) an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally; (g) a reference to the term “including” means “including, without limitation,”; (h) a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by the Company; and (i) any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Custodian), except to the extent the Custodian requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. 1.3 Headings. Headings are inserted for convenience and do not affect the interpretation of this Agreement. 2. APPOINTMENT OF CUSTODIAN 2.1 Appointment and Acceptance.

8 4914-2111-9685.6 (a) The Company hereby appoints the Custodian as custodian of certain Securities and cash owned by the Company and the Subsidiaries (as applicable) and delivered to the Custodian (or U.S. Bank National Association on its behalf) from time to time during the period of this Agreement, on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof. (b) The Company hereby appoints the Document Custodian as custodian to hold the Loan Files and Required Loan Documents owned by the Company and the Subsidiaries (as applicable) and delivered to the Document Custodian from time to time during the period of this Agreement on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Document Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement with respect to it and subject to and in accordance with the provisions hereof. Any Account may contain any number of sub-accounts for the convenience of the Custodian or as required by the Company for convenience in administering such accounts. 2.2 Instructions. The Company agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder. 2.3 Company Responsible For Directions. The Company is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from the Account. Without limiting the generality of the foregoing, the Custodian has no responsibility for the Company’s compliance with the 1940 Act, any restrictions, covenants, limitations or obligations to which the Company may be subject or for which it may have obligations to third-parties in respect of the Account, and the Custodian shall have no liability for the application of any funds made at the direction of the Company. The Company shall be solely responsible for properly instructing all applicable payors to make all appropriate payments to the Custodian (or U.S. Bank National Association on its behalf) for deposit to the Account, and for properly instructing the Custodian with respect to the allocation or application of all such deposits. 3. DUTIES OF CUSTODIAN 3.1 Segregation. All Securities and non-cash property held by the Custodian (or U.S. Bank National Association on its behalf), as applicable, for the account of the Company (other than Securities maintained in a Securities Depository or Securities System) shall be physically segregated from other Securities and non-cash property in the possession

9 4914-2111-9685.6 of the Custodian or U.S. Bank National Association (including the Securities and non- cash property of any other series of the Company, if applicable), as applicable, and shall be identified as subject to this Agreement. 3.2 Accounts. (a) The Company directs the Custodian to open and maintain the Cash Accounts at U.S. Bank National Association and shall deposit or credit and hold any cash or Proceeds received by it from time to time from or with respect to the Securities or the sales of the interests of the Company, as applicable. (b) The Custodian shall open and maintain at U.S. Bank National Association a segregated account in the name of the Company, subject only to order of the Custodian, in which the Custodian shall enter and carry, subject to Section 3.6(b), all Securities (other than Loans) and other assets of the Company which are delivered to it or U.S. Bank National Association in accordance with this Agreement. For the avoidance of doubt, the Custodian shall not be required to credit or deposit Loans in the Securities Account but shall instead maintain a register (in book-entry form or in such other form as it shall deem necessary or desirable) of such Loans, containing such information as the Company and the Custodian may reasonably agree; provided that, with respect to such Loans, all Required Loan Documents shall be held in safekeeping by the Document Custodian, individually segregated from the securities and investments of any other Person. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such Securities and investments except pursuant to the direction of the Company under terms of the Agreement. 3.3 Delivery of Cash and Securities to Custodian. (a) The Company shall deliver, or cause to be delivered, to the Custodian (or U.S. Bank National Association on its behalf) certain Securities, cash and other investment assets of the Company, including: (i) payments of income, payments of principal and capital distributions received by the Company with respect to such Securities, cash or other assets owned by the Company at any time during the period of this Agreement, and (ii) cash received by the Company for the issuance, at any time during such period, of Securities or in connection with a borrowing by the Company. With respect to Loans, Required Loan Documents and other Underlying Loan Documents shall be delivered to the Document Custodian at the address identified in Section 15(c). With respect to assets other than Loans, such assets shall be delivered to the Custodian (or U.S. Bank National Association on its behalf) in its role as, and (where relevant) at the address identified for, the Custodian (or U.S. Bank National Association on its behalf). Except to the extent otherwise expressly provided herein, delivery of Securities to the Custodian (or U.S. Bank National Association on its behalf) shall be in Street Name or other good delivery form. The Custodian shall not be responsible for

10 4914-2111-9685.6 such Securities, cash or other assets until actually delivered to, and received by, it. With respect to Securities (other than Loans and assets in the nature of “general intangibles” (as described in Section 3.3(b)(ii) below)) held by the Custodian in its capacity as a “securities intermediary” (as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)), the Custodian shall be obligated to exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to hold such Securities. (b) (i) In connection with its acquisition of a Loan or other delivery of a Security constituting a Loan, the Company shall deliver or cause to be delivered to the Custodian a properly completed Trade Confirmation containing such information in respect of such Loan as the Custodian may reasonably require in order to enable the Custodian to perform its duties hereunder in respect of such Loan on which the Custodian may conclusively rely without further inquiry or investigation, in such form and format as the Custodian reasonably may require. (ii) Notwithstanding anything herein to the contrary, delivery of Loans acquired by the Company (or, if applicable, a Subsidiary thereof) which constitute Noteless Loans or Participations or which are otherwise not evidenced by a “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, shall be made by delivery to the Document Custodian of (i) in the case of a Noteless Loan, a copy of the loan register with respect to such Noteless Loan evidencing registration of such Loan on the books and records of the applicable obligor or bank agent to the name of the Company or, if applicable, a Subsidiary thereof (or, in either case, its nominee) or a copy (which may be a facsimile copy) of an assignment agreement in favor of the Company (or, if applicable, a Subsidiary) as assignee, and (ii) in the case of a Participation, a copy of the related participation agreement. Any duty on the part of the Custodian with respect to the custody of such Loans shall be limited to the exercise of reasonable care by the Custodian in the physical custody of any such documents delivered to it, and any related instrument, security, credit agreement, assignment agreement and/or other agreements or documents, if any (collectively, “Financing Documents”), that may be delivered to it. Nothing herein shall require the Custodian to credit to the Securities Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any such Loan or other asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof. (iii) The Custodian may assume the genuineness of any such Financing Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Financing Document it may receive is what it purports to be. If an original “security” or “instrument” as defined in Section 8-102 and Section 9-102(a)(47) of the UCC, respectively, is or shall be or become available with respect to any Loan to be held by the Custodian under this Agreement, it shall be the sole responsibility of

11 4914-2111-9685.6 the Company to make or cause delivery thereof to the Document Custodian, and the Custodian shall not be under any obligation at any time to determine whether any such original security or instrument has been or is required to be issued or made available in respect of any Loan or to compel or cause delivery thereof to the Custodian. (iv) Contemporaneously with the acquisition of any Loan, the Company shall (1) cause any appropriate Financing Documents evidencing such Loan to be delivered to the Custodian; (2) if requested by the Custodian, provide to the Custodian an amortization schedule of principal payments and a schedule of the interest payable date(s) identifying the amount and due dates of all scheduled principal and interest payments for such Loan; (3) a properly completed Trade Confirmation containing such information in respect of such Loan as the Custodian may reasonably require in order to enable the Custodian to perform its duties hereunder in respect of such Loan on which the Custodian may conclusively rely without further inquiry or investigation, in such form and format as the Custodian reasonably may require; (4) take all actions necessary for the Company to acquire good title to such Loan; and (5) take all actions as may be necessary (including appropriate payment notices and instructions to bank agents or other applicable paying agents) to cause (A) all payments in respect of the Loan to be made to the Custodian (or U.S. Bank National Association on its behalf) and (B) all notices, solicitations and other communications in respect of such Loan to be directed to the Company. The Custodian shall have no liability for any delay or failure on the part of the Company to provide necessary information to the Custodian, or for any inaccuracy therein or incompleteness thereof, or for any delay or failure on the part of the Company to give such effective payment instruction to bank agents and other paying agents, in respect of the Loans. With respect to each such Loan, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, obligor or similar party with respect to the related Loan, and shall be entitled to update its records (as it may deem necessary or appropriate), or from the Company, on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information. 3.4 Release of Securities. (a) The Custodian or the Document Custodian, as applicable, shall release and ship for delivery, or direct its agents or sub-custodian to release and ship for delivery, as the case may be, Securities or Required Loan Documents (or other Underlying Loan Documents) of the Company held by the Custodian, its agents or its sub- custodian from time to time upon receipt of Proper Instructions (which shall, among other things, specify the Securities or Required Loan Documents (or other Underlying Loan Documents) to be released, with such delivery and other

12 4914-2111-9685.6 information as may be necessary to enable the Custodian or Document Custodian to perform), which may be standing instructions (in form acceptable to the Custodian) in the following cases: (i) upon sale of such Securities by or on behalf of the Company, and such sale may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian or the Document Custodian, as applicable: (A) in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment; or (B) in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the Securities System; (ii) upon the receipt of payment in connection with any repurchase agreement related to such Securities; (iii) to a depositary agent in connection with tender or other similar offers for Securities; (iv) to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable (unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its sub-custodians); (v) to an issuer thereof, or its agent, for transfer into the name of the Custodian or of any nominee of the Custodian or into the name of any of its agents or sub-custodians or their nominees or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; (vi) to brokers clearing banks or other clearing agents for examination in accordance with the Street Delivery Custom; (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the Securities of the issuer of such Securities, or pursuant to any deposit agreement (unless otherwise directed by Proper Instructions, the new Securities and cash, if any, are to be delivered to the Custodian, the Document Custodian, their agents or sub-custodians);

13 4914-2111-9685.6 (viii) in the case of warrants, rights or similar Securities, the surrender thereof in the exercise of such warrants, rights or similar Securities or the surrender of interim receipts or temporary Securities for definitive securities (unless otherwise directed by Proper Instructions, the new Securities and cash, if any, are to be delivered to the Custodian, the Document Custodian, their agents or sub-custodians); and/or (ix) for any other purpose, but only upon receipt of Proper Instructions and an officer’s certificate signed by any two officers of the Company (which officers shall not have been the Authorized Person providing the Proper Instructions) stating (i) the specified Securities to be delivered, (ii) the purpose for such delivery, (iii) that such purpose is a proper corporate purpose and (iv) naming the person or persons to whom delivery of such Securities shall be made and attaching a certified copy of a resolution of the board of directors of the Company or an authorized committee thereof approving the delivery of such Proper Instructions. 3.5 Registration of Securities. Securities held by the Custodian (or U.S. Bank National Association on its behalf), its agents or its sub-custodians (other than bearer securities, securities held in a Securities System or Securities that are Noteless Loans or Participations) shall be registered in the name of the Company or its nominee; or, at the option of the Custodian (if the Custodian determines it cannot hold such security in the name of the Company), in the name of the Custodian or in the name of any nominee of the Custodian, or in the name of its agents or its sub-custodians or their nominees; or if directed by the Company by Proper Instruction, may be maintained in Street Name. The Custodian (including U.S. Bank National Association on its behalf), its agents and its sub-custodians shall not be obligated to accept Securities on behalf of the Company under the terms of this Agreement unless such Securities are in Street Name or other good deliverable form. 3.6 Bank Accounts, and Management of Cash. (a) Proceeds from the Securities and other cash received by the Custodian (or U.S. Bank National Association on its behalf) from time to time shall be credited to the Cash Account. All amounts credited to the Cash Account shall be subject to clearance and receipt of final payment by the Custodian (or U.S. Bank National Association on its behalf). (b) Amounts held in the respective Cash Account from time to time may be invested in Eligible Investments pursuant to specific written Proper Instructions (which may be standing instructions) received by the Custodian from an Authorized Person acting on behalf of the Company. Such investments shall be subject to availability and the Custodian’s or U.S. Bank National Association’s then applicable transaction charges (which shall be at the Company’s expense). The Custodian and U.S. Bank National Association shall have no liability for any loss incurred on any such investment. Absent receipt of such written instruction from the Company, the Custodian shall have no obligation to invest (or otherwise pay

14 4914-2111-9685.6 interest on) amounts on deposit in the Cash Account. In no instance will the Custodian have any obligation to provide investment advice to the Company. Any earnings from such investment of amounts held in the Cash Account from time to time (collectively, “Reinvestment Earnings”) shall be redeposited in the Cash Account (and may be reinvested at the written direction of the Company). (c) In the event that the Company shall at any time request a withdrawal of amounts from the Cash Accounts, the Custodian shall be entitled to liquidate, and shall have no liability for any loss incurred as a result of the liquidation of, any investment of the funds credited to such Cash Account as needed to provide necessary liquidity, unless such losses are directly resulting from the Custodian’s bad faith, gross negligence or willful misconduct and breach of the terms of this Agreement. Investment instructions may be in the form of standing instructions (in the form of Proper Instructions acceptable to Custodian). (d) The Company acknowledges that cash deposited or invested with any bank (including the bank acting as Custodian or U.S. Bank National Association) may make a margin or generate banking income for which such bank shall not be required to account to the Company. (e) The Custodian shall be authorized to open such additional accounts as may be necessary or convenient for administration of its duties hereunder, with notice to be provided to the Company. 3.7 Foreign Exchange. (a) Upon the receipt of Proper Instructions, the Custodian, its agents or its sub- custodians may (but shall not be obligated to) enter into all types of contracts for foreign exchange on behalf of the Company, upon terms acceptable to the Custodian and the Company (in each case at the Company’s expense), including transactions entered into with the Custodian, its sub-custodians or any affiliates of the Custodian or the sub-custodians. The Custodian shall have no liability for any losses incurred in or resulting from the rates obtained in such foreign exchange transactions; and absent specific and acceptable Proper Instructions, the Custodian shall not be deemed to have any duty to carry out any foreign exchange on behalf of the Company. The Custodian shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or foreign exchange transactions. (b) The Company acknowledges that the Custodian, any sub-custodians or any affiliates of the Custodian or any sub-custodians, involved in any such foreign exchange transactions may make a margin or generate banking income from foreign exchange transactions entered into pursuant to this Section 3.7 for which they shall not be required to account to the Company. 3.8 Collection of Income. The Custodian, its agents or its sub-custodians shall use reasonable efforts to collect on a timely basis all income and other payments with

15 4914-2111-9685.6 respect to the Securities held hereunder to which the Company shall be entitled, to the extent consistent with usual custom in the securities custodian business in the United States. Such efforts shall include collection of interest income, dividends and other payments with respect to registered domestic securities if on the record date with respect to the date of payment by the issuer the Security is registered in the name of the Custodian or its nominee (or in the name of its agent or sub-custodian, or their nominee); and interest income, dividends and other payments with respect to bearer domestic securities if, on the date of payment by the issuer such Securities are held by the Custodian or its sub-custodians or agents; provided, however, that in the case of Securities held in Street Name, the Custodian shall use commercially reasonable efforts only to timely collect income. In no event shall the Custodian’s agreement herein to collect income be construed to obligate the Custodian to commence, undertake or prosecute any legal proceedings. 3.9 Payment of Moneys. (a) Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall cause U.S. Bank National Association to pay out from the respective Cash Account designated by the Company (or remit to its agents or its sub-custodians, and direct them to pay out) moneys of the Company on deposit therein in the following cases: (i) upon the purchase of Securities for the Company pursuant to such Proper Instruction; and such purchase may, unless and except to the extent otherwise directed by Proper Instructions, be carried out by the Custodian: (A) in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of receiving later delivery of such Securities; or (B) in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System; (ii) for the purchase or sale of foreign exchange or foreign exchange agreements for the accounts of the Company, including transactions executed with or through the Custodian, its agents or its sub-custodian, as contemplated by Section 3.7 above; and (iii) for any other purpose directed by the Company, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the Person or Persons to whom such payment is to be made. (b) At any time or times, the Custodian shall be entitled to pay (i) itself and the Document Custodian from the Cash Account, whether or not in receipt of express

16 4914-2111-9685.6 direction or instruction from the Company, any amounts due and payable to it pursuant to Section 8 hereof, and (ii) as otherwise permitted by Sections 7.5, 9.4 or Section 12.5 below, provided, however, that in each case (i) the Custodian or Document Custodian, as applicable, shall have first invoiced or billed the Company for such amounts and the Company shall have failed to pay such amounts within thirty (30) days after the date of such invoice or bill, and (ii) all such payments shall be accounted for to the Company. 3.10 Proxies. The Custodian will, with respect to the Securities held hereunder, use reasonable efforts to cause to be promptly executed by the registered holder of such Securities proxies received by the Custodian from its agents or its sub-custodian or from issuers of the Securities being held for the Company, without indication of the manner in which such proxies are to be voted, and upon receipt of Proper Instructions shall promptly deliver to the applicable issuer such proxies, proxy soliciting materials and notices relating to such Securities. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies. Notwithstanding the above, neither Custodian nor any nominee of Custodian shall vote any of the Securities held hereunder by or for the account of the Company, except in accordance with Proper Instructions. 3.11 Communications Relating to Securities. The Custodian shall transmit promptly to the Company all written information (including proxies, proxy soliciting materials, notices, pendency of calls and maturities of Securities and expirations of rights in connection therewith) received by the Custodian, from its agents or its sub-custodian or from issuers of the Securities being held for the Company. The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Securities unless and except to the extent it has received timely Proper Instruction from the Company in accordance with the next sentence. The Custodian will not be liable for any untimely exercise of any right or power in connection with Securities at any time held by the Custodian, its agents or sub-custodian unless: (i) the Custodian has received Proper Instructions with regard to the exercise of any such right or power; and (ii) the Custodian, or its agents or sub-custodian are in actual possession of such Securities, in each case, at least three (3) Business Days prior to the date on which such right or power is to be exercised. It will be the responsibility of the Company to notify the Custodian of the Person to whom such communications must be forwarded under this Section 3.11. 3.12 Records. The Custodian shall create and maintain complete and accurate records relating to its activities under this Agreement with respect to the Securities, cash or other property held for the Company under this Agreement, as required by Section 31 of the 1940 Act, and Rules 31a-1 and 32a-2 thereunder. To the extent that the Custodian, in its

17 4914-2111-9685.6 sole opinion, is able to do so, the Custodian shall provide assistance to the Company (at the Company’s reasonable request made from time to time) by providing sub- certifications regarding certain of its services performed hereunder to the Company in connection with the Company’s certification requirements pursuant to the Sarbanes- Oxley Act of 2002, as amended. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company (including its independent public accountants) and employees and agents of the Securities and Exchange Commission, upon reasonable request and at least five Business Days’ prior written notice and at the Company’s expense. The Custodian shall, at the Company’s request, supply the Company with a tabulation of Securities owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include, to the extent applicable, the certificate numbers in such tabulations, to the extent such information is available to the Custodian. 3.13 Custody of Subsidiary Securities. (a) With respect to each Subsidiary set forth in Schedule B and each Subsidiary subsequently identified to the Custodian by the Company, there shall be established at U.S. Bank National Association (or any of its affiliates) a segregated account to which the Custodian shall deposit and hold any Subsidiary Securities (other than Loans) received by it (and any Proceeds received by it in the form of dividends in kind) pursuant to this Agreement, which account shall be designated the “[INSERT NAME OF SUBSIDIARY] Securities Account” (the “Subsidiary Securities Account”). (b) With respect to each Subsidiary set forth in Schedule B and each Subsidiary subsequently identified to the Custodian by the Company, there shall be established at U.S. Bank National Association (or any of its affiliates) a segregated account to which the Custodian shall deposit and hold any cash Proceeds received by it from time to time from or with respect to Subsidiary Securities or other Proceeds, which account shall be designated the “[INSERT NAME OF SUBSIDIARY] Cash Proceeds Account” (the “Subsidiary Cash Account”). (c) To the maximum extent possible, the provisions of this Agreement regarding Securities of the Company, the Securities Account and the Cash Account shall be applicable to any Subsidiary Securities, cash and other investment assets, Subsidiary Securities Account and Subsidiary Cash Account, respectively. The parties hereto agree that the Company shall notify the Custodian in writing as to the establishment of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement; and identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided.

18 4914-2111-9685.6 3.14 Responsibility for Property Held by Sub-custodians. The Custodian’s responsibility with respect to the selection or appointment of a sub-custodian shall be limited to a duty to exercise reasonable care in the selection of such sub-custodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) incurred as a result of the acts or the failure to act by any sub-custodian, the Custodian shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such sub-custodian; provided that the Custodian’s sole liability in that regard shall be limited to amounts actually received by it from such sub-custodian (exclusive of related costs and expenses incurred by the Custodian). 3A. DUTIES OF DOCUMENT CUSTODIAN (a) With respect to Loans, Required Loan Documents and other Underlying Loan Documents shall be delivered to the Custodian in its role as, and at the address identified for, the Document Custodian. All Required Loan Documents shall be held in safekeeping by the Document Custodian, individually segregated from the Securities and investments of any other Person and marked so as to clearly identify them as the property of the Company. (b) In connection with its acquisition of a Loan or other delivery of a Security constituting a Loan, the Company shall deliver or cause to be delivered to the Document Custodian the Required Loan Documents, including the Loan Checklist. (c) The Document Custodian shall release and ship for delivery, or direct its agents or sub-custodian to release and ship for delivery, as the case may be, Required Loan Documents (or other Underlying Loan Documents) of the Company held by the Document Custodian, its agents or its sub-custodian from time to time upon receipt of a Request for Release (which shall, among other things, specify the Required Loan Documents (or other Underlying Loan Documents) to be released, with such delivery and other information as may be necessary to enable the Document Custodian to perform (including the delivery method). Any request for release by the Company shall be in the form of the Request for Release. The Company is authorized to transmit, and the Document Custodian is authorized to accept signed facsimile or email copies of Requests for Release submitted in the form attached hereto as Exhibit A (or as otherwise agreed between the Document Custodian and the Company). (d) For the avoidance of doubt, the Document Custodian shall have no obligation to review or monitor any Required Loan Documents or other Underlying Loan Documents but shall only be required to hold those Required Loan Documents or other Underlying Loan Documents received by it in accordance with this Agreement. All rights, protections, indemnities and immunities provided in this

19 4914-2111-9685.6 Agreement in favor of the Custodian under this Agreement shall also apply to the Document Custodian. 4. REPORTING (a) The Custodian shall render to the Company a monthly report of (i) all deposits to and withdrawals from the Cash Account during the month, and the outstanding balance (as of the last day of the preceding monthly report and as of the last day of the subject month) and (ii) an itemized statement of the Securities held pursuant to this Agreement as of the end of each month, all transactions in the Securities during the month, as well as a list of all Securities transactions that remain unsettled at that time, and (iii) such other matters as the parties may agree from time to time. (b) For each Business Day, the Custodian shall render to the Company a daily report of (i) all deposits to and withdrawals from the Cash Account for such Business Day and the outstanding balance as of the end of such Business Day, and (ii) a report of settled trades of Securities for such Business Day. (c) The Custodian shall have no duty or obligation to undertake any market valuation of the Securities under any circumstance. (d) The Custodian shall provide the Company, promptly upon request, with such reports as are reasonably available to it and as the Company may reasonably request from time to time on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any Foreign Sub-custodian appointed pursuant to Section 6.1. 5. DEPOSIT IN U.S. SECURITIES SYSTEMS The Custodian may deposit and/or maintain Securities in a Securities System within the United States in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, including Rule 17f-4 under the 1940 Act and subject to the following provisions: (a) The Custodian may keep domestic Securities in a U.S. Securities System provided that such Securities are represented in an account of the Custodian or U.S. Bank National Association on its behalf in the U.S. Securities System which shall not include any assets of the Custodian other than assets held by it as a fiduciary, custodian or otherwise for customers; (b) The records of the Custodian with respect to Securities which are maintained in a U.S. Securities System shall identify by book-entry those Securities belonging to the Company;

20 4914-2111-9685.6 (c) The Custodian shall provide to the Company copies of all notices received from the U.S. Securities System of transfers of Securities for the account of the Company; and (d) Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to the Company for any direct loss, damage, cost, expense, liability or claim to the Company resulting from use of any Securities System (other than to the extent resulting from the gross negligence, misfeasance or willful misconduct of the Custodian itself, or from failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System) provided however that to the extent it places and maintains financial assets, corresponding to the Company’s security entitlements, with a Securities Depository, nothing in this paragraph (d) shall relieve the Custodian from its obligation to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such financial assets. 6. SECURITIES HELD OUTSIDE OF THE UNITED STATES 6.1 Appointment of Foreign Sub-custodian. The Company hereby authorizes and instructs the Custodian in its sole discretion to employ one or more Foreign Sub- custodians to act as Eligible Securities Depositories or as sub-custodian to hold the Securities and other assets of the Company maintained outside of the United States, subject to the Company’s approval in accordance with this Section. If the Custodian wishes to appoint a Foreign Sub-custodian to hold property of the Company subject to this Agreement, it will so notify the Company and provide it with information reasonably necessary to determine any such new Foreign Sub-custodian’s eligibility under Rule 17f-5 under the 1940 Act, including a copy of the proposed agreement with such Foreign Sub-custodian. The Company shall at the meeting of its board of trustees next following receipt of such notice and information, give a written approval or disapproval of the proposed action. 6.2 Assets to be Held. The Custodian shall limit the Securities and other assets maintained in the custody of the Foreign Sub-custodian to: (a) Foreign Securities and (b) cash and cash equivalents in such amounts as the Company (through Proper Instructions) may determine to be reasonably necessary to effect the Company’s transactions in such investments. 6.3 Omnibus Accounts. The Custodian may hold Foreign Securities and related Proceeds with one or more Foreign Sub-custodians or Eligible Securities Depositories in each case in a single account with such Sub-custodian or Securities Depository that is identified as belonging to the Custodian for the benefit of its customers; provided however, that the records of the Custodian with respect to Securities and related Proceeds that are property of the Company maintained in such account(s) shall identify by book-entry those Securities and other property as belonging to the Company. 6.4 Reports Concerning Foreign Sub-custodian. The Custodian will supply to the Company, upon request from time to time, statements in respect of the Securities held by

21 4914-2111-9685.6 Foreign Sub-custodians or Eligible Securities Depositories, including an identification of the Foreign Sub-custodians and Eligible Securities Depositories having physical possession of the Foreign Securities. 6.5 Transactions in Foreign Custody Account. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Securities received by a Foreign Intermediary for the account of the Company may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer. 6.6 Foreign Sub-custodian. Each contract or agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Company will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Company’s assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-custodian or its creditors (except a claim of payment for their safe custody or administration) or, in the case of cash deposits, liens or rights in favor of creditors of the Sub-custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Company’s assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Company or as being held by a third party for the benefit of the Company; (v) that the Company’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Company will receive periodic reports with respect to the safekeeping of the Company’s assets, including notification of any transfer to or from a Company’s account or a third party account containing assets held for the benefit of the Company. Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Company assets as the specified provisions, in their entirety. 6.7 Custodian’s Responsibility for Foreign Sub-custodian. (a) With respect to its responsibilities under this Section 6, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Company would exercise. The Custodian further agrees that the Foreign Securities will be subject to reasonable care, based on the standards applicable to the Custodian in the relevant market, if maintained with each Foreign Sub-custodian, after considering all factors relevant to the safekeeping of such assets, including: (i) the Foreign Sub- custodian’s practices, procedures, and internal controls, including the physical protections available for certificated securities (if applicable), the method of

22 4914-2111-9685.6 keeping custodial records, and the security and data protection practices; (ii) whether the Foreign Sub-custodian has the requisite financial strength to provide reasonable care for Company assets; (iii) the Foreign Sub-custodian’s general reputation and standing and, in the case of Eligible Securities Depository, the Eligible Securities Depository’s operating history and number of participants; and (iv) whether the Company will have jurisdiction over and be able to enforce judgments against the Foreign Sub-custodian, such as by virtue of the existence of any offices of the Foreign Sub-custodian in the United States or the Sub- custodian’s consent to service of process in the United States. (b) At the end of each calendar quarter or at such other times as the Company’s board of trustees deems reasonable and appropriate based on the circumstances of the Company’s foreign custody arrangements, the Custodian shall provide written reports notifying the board of trustees of the Company as to the placement of the Foreign Securities and cash of the Company with a particular Foreign Sub- custodian and of any material changes in the Company’s foreign custody arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Company from any Foreign Sub-custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act. (c) The Custodian shall establish a system to monitor the appropriateness of maintaining the Company’s assets with a particular Foreign Sub-custodian and the performance of the contract governing the Company’s arrangements with such Foreign Sub-custodian. To the extent the Custodian holds Foreign Securities and related Proceeds with one or more Eligible Securities Depositories, the Custodian shall provide the Company with an analysis of the custody risks associated with maintaining assets with such Eligible Securities Depository and shall monitor such custody risks on a continuing basis and promptly notify the Company of any material change in these risks. The Custodian agrees to exercise reasonable care, prudence and diligence in performing its obligations under this clause (c). If the Custodian determines that a custody arrangement with an Eligible Securities Depository no longer meets the requirements of this Section, the Company’s Foreign Securities must be withdrawn from such depository as soon as reasonably practicable. (d) The Custodian’s responsibility with respect to the selection or appointment of a Foreign Sub-custodian shall be limited to a duty to exercise reasonable care in the selection or retention of such Foreign Intermediary, in light of prevailing settlement and securities handling practices, procedures, and controls in the relevant market. With respect to any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) incurred as a result of the acts or the failure to act by any Foreign Sub-custodian, the Custodian shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such Foreign Sub-custodian; provided that the Custodian’s sole liability in that regard shall be limited to amounts actually received by it from such Foreign Intermediary (exclusive of related costs and expenses incurred by the Custodian).

23 4914-2111-9685.6 The Custodian shall have no responsibility for any act or omission (or the insolvency) of any Securities System (including an Eligible Securities Depository). In the event the Company incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities System (including an Eligible Securities Depository), the Custodian shall make reasonable endeavors, in its discretion, to seek recovery from the Eligible Securities Depository. 7. CERTAIN GENERAL TERMS 7.1 No Duty to Examine Financing Documents. Nothing herein shall obligate the Custodian to review or examine the terms of any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note, or other financing document evidencing or governing any Security to determine the validity, sufficiency, marketability or enforceability of any Security or Loan (and shall have no responsibility for the genuineness or completeness thereof), or otherwise. 7.2 Resolution of Discrepancies. In the event of any discrepancy between the information set forth in any report provided by the Custodian to the Company and any information contained in the books or records of the Company, the Company shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy. 7.3 Improper Instructions. Notwithstanding anything herein to the contrary, the Custodian shall not be obligated to take any action (or forebear from taking any action), which it reasonably determines (at its sole option) to be contrary to the terms of this Agreement or applicable law. In no instance shall the Custodian be obligated to provide services on any day that is not a Business Day. 7.4 Proper Instructions. (a) The Company will give, and will cause the Investment Manager to give, an incumbency certificate to the Custodian, in form acceptable to the Custodian, specifying the names and specimen signatures (whether manual, facsimile, PDF or other electronic signature) of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed (whether manual, facsimile, PDF or other electronic signature) by an officer of the Company or an officer of the Investment Manager, as applicable, or by another an Authorized Person previously certified to the Custodian. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of the Company or the Investment Manager to the contrary. The initial Authorized Persons are set forth on Schedule C attached hereto and made a part hereof (as such Schedule C may be modified from time to time by written notice from the Company to the Custodian). The Custodian shall be entitled to accept and act upon Proper Instructions sent by unsecured email, facsimile transmission or other similar unsecured electronic methods. If such person on behalf of the Company elects to give the Custodian email or facsimile instructions (or instructions by a

24 4914-2111-9685.6 similar electronic method) and the Custodian in its discretion elects to act upon such instructions, the Custodian’s reasonable understanding of such instructions shall be deemed controlling. The Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from the Custodian’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Custodian, including without limitation the risk of the Custodian acting on unauthorized instructions, and the risk of interception and misuse by third parties. (b) The Custodian shall have no responsibility or liability to the Company (or any other person or entity), and shall be indemnified and held harmless by the Company, in the event that a subsequent written confirmation of an oral instruction fails to conform to the oral instructions received by the Custodian. The Custodian shall not have an obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations, local market practice or the Custodian’s operating policies and practices. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions. (c) The Company hereby directs the Custodian to accept instructions sent pursuant to secure financial messaging services provided by SWIFT (“SWIFT Transmissions”) as Proper Instructions for all purposes hereunder. The Company instructs the Custodian to accept and process SWIFT Transmissions initiated by the Company (or the Investment Manager on its behalf) to the same extent that written wire transfer instructions are accepted and processed by the Custodian. The Custodian may conclusively rely on SWIFT Transmissions to release payments as instructed, subject to any verification of information as requested by the Custodian, including the call back process to an individual designated by the Company as authorized to provide such verification. The Custodian may also request, and the Company will provide, an additional signed direction (whether by manual, facsimile, .pdf or other electronic signature) in order for the Custodian to make such payment in connection with any SWIFT Transmission. For purposes of compliance with any incumbency certificate of the Company or Investment Manager, all instructions received by the Custodian through the methodology described herein shall be deemed in compliance with the procedures outlined therein. 7.5 Actions Permitted Without Express Authority. The Custodian may, at its discretion, without express authority from the Company: (a) make payments to itself as described in or pursuant to Section 3.9(b), or to make payments to itself or others for minor expenses of handling Securities or other similar items relating to its duties under this Agreement, provided that (i) the Custodian shall have first invoiced or billed the Company for such amounts and

25 4914-2111-9685.6 the Company shall have failed to pay such amounts within thirty (30) days after the date of such invoice or bill, and (ii) all such payments shall be regularly accounted for to the Company; (b) surrender Securities in temporary form for Securities in definitive form; (c) endorse for collection cheques, drafts and other negotiable instruments; and (d) in general, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Securities and property of the Company. 7.6 Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate instrument, electronic communication or paper reasonably believed by it to be genuine and to have been properly executed (whether manual, facsimile, PDF or other electronic signature) or otherwise given by or on behalf of the Company by an Authorized Person. The Custodian may receive and accept a certificate signed (whether manual, facsimile, PDF or other electronic signature) by any Authorized Person as conclusive evidence of: (a) the authority of any person to act in accordance with such certificate; or (b) any determination or of any action by the Company as described in such certificate, and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of the Company. (c) The Company hereby authorizes and directs the Custodian to accept, rely and act upon instruction from an Authorized Person of the Investment Manager listed on the Authorized Person certificate provided pursuant to Section 7.4(a) hereof, acting on behalf and in the name of the Company for all purposes hereunder and the Custodian is authorized to recognize and act upon the Proper Instructions of such Authorized Person of the Investment Manager, acting on behalf and in the name of the Company for all purposes hereunder(provided that, notwithstanding the foregoing, the Custodian shall still be required to confirm any instruction in accordance with this Agreement); provided further that such authorization and direction may be revoked at any time by written notice from an Authorized Person who is an officer of the Company, to the Custodian. 7.7 Receipt of Communications. Any communication received by the Custodian on a day which is not a Business Day or after 3:30 p.m., Eastern time (or such other time as is agreed by the Company and the Custodian from time to time), on a Business Day will be deemed to have been received on the next Business Day (but in the case of communications so received after 3:30 p.m., Eastern time, on a Business Day, the Custodian will use reasonable efforts to process such communications as soon as possible after receipt).

26 4914-2111-9685.6 7.8 Actions on the Loans. The Custodian shall have no duty or obligation hereunder to take any action on behalf of the Company, to communicate on behalf of the Company, to collect amounts or proceeds in respect of, or otherwise to interact or exercise rights or remedies on behalf of the Company, with respect to any of the Loans. All such actions and communications are the responsibility of the Company. 8. COMPENSATION OF CUSTODIAN 8.1 Fees. The Custodian and the Document Custodian shall be entitled to compensation for their services in accordance with the terms of that certain fee letter dated on or about September 2, 2026, between the Company and the Custodian (or U.S. Bank National Association on its behalf) (the “Fee Letter”). The fees to be paid to the Custodian shall be calculated based on the quoted basis points referred to in the Fee Letter. 8.2 Expenses. The Company agrees to pay or reimburse to the Custodian and the Document Custodian upon its request from time to time all costs, disbursements, advances, and expenses (including reasonable fees and expenses of legal counsel) incurred, and any disbursements and advances made (including any account overdraft resulting from any settlement or assumed settlement, provisional credit, chargeback, returned deposit item, reclaimed payment or claw-back, or the like), in connection with the preparation or execution of this Agreement, or in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian or the Document Custodian, as applicable, of its duties and services under this Agreement, from time to time (including costs and expenses of any action deemed necessary by the Custodian or the Document Custodian to collect any amounts owing to it under this Agreement). 9. RESPONSIBILITY OF CUSTODIAN 9.1 General Duties. The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Securities or Proceeds except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian. 9.2 Instructions. (a) The Custodian shall be entitled to refrain from taking any action unless it has such instruction (in the form of Proper Instructions) from the Company as it reasonably deems necessary, and shall be entitled to require, upon notice to the Company, that Proper Instructions to it be in writing. The Custodian shall have no liability for any action (or forbearance from action) taken pursuant to the Proper Instruction of the Company.

27 4914-2111-9685.6 (b) Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and the Company, and otherwise in accordance with any applicable terms of this Agreement. 9.3 General Standards of Care. Notwithstanding any terms herein contained to the contrary, the acceptance by the Document Custodian and the Custodian of each of their appointments hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein): (a) Each of the Custodian and the Document Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper, electronic communication or document furnished to it (including any of the foregoing provided to it by telecopier or electronic means), not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed (whether manual, facsimile, PDF or other electronic signature) or presented by the proper person (which in the case of any instruction from or on behalf of the Company shall be an Authorized Person); and the Custodian and the Document Custodian shall be entitled to presume the genuineness and due authority of any signature (whether manual, facsimile, PDF or other electronic signature) appearing thereon. Neither the Custodian nor the Document Custodian shall be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper, electronic communication or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian or the Document Custodian, as applicable, shall examine the same to determine whether it substantially conforms on its face to such requirements hereof. (b) Neither the Custodian, the Document Custodian nor any of their directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers or employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action or inaction constitutes bad faith, gross negligence or willful misconduct on its part and in breach of the terms of this Agreement. Neither the Custodian nor the Document Custodian shall be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken

28 4914-2111-9685.6 by it by reason of the lack of direction or instruction required hereby for such action. Neither the Custodian nor the Document Custodian shall be under any obligation at any time to ascertain whether the Company is in compliance with the 1940 Act, the regulations thereunder, or the Company’s investment objectives and policies then in effect. (c) In no event shall the Document Custodian or the Custodian be liable for any indirect, incidental, special, punitive or consequential damages (including lost profits or diminution of value) whether or not it has been advised of the likelihood of such damages. (d) The Custodian and the Document Custodian may consult with, and obtain advice from, legal counsel selected in good faith with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the written opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Custodian or the Document Custodian in good faith in accordance with the opinion and directions of such counsel; the reasonable cost of such services shall be reimbursed pursuant to Section 8.2 above. (e) Neither the Custodian nor the Document Custodian shall be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer working in its Corporate Trust Services group and charged with responsibility for administering this Agreement or unless (and then only to the extent received) in writing by the Custodian or the Document Custodian at the applicable address(es) as set forth in Section 15 and specifically referencing this Agreement. (f) No provision of this Agreement shall require the Custodian or the Document Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve any expense or any financial or other liability unless it shall be furnished with acceptable indemnification. Nothing herein shall obligate the Custodian or the Document Custodian to commence, prosecute or defend legal proceedings in any instance, whether on behalf of the Company or on its own behalf or otherwise, with respect to any matter arising hereunder, or relating to this Agreement or the services contemplated hereby. (g) The permissive rights of the Custodian and the Document Custodian to take any action hereunder shall not be construed as duty. (h) The Custodian and the Document Custodian may each act or exercise duties or powers hereunder through agents (including for the avoidance of doubt, sub- custodians) or attorneys, and the Custodian and Document Custodian, as applicable, shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with reasonable due care.

29 4914-2111-9685.6 (i) All indemnifications contained in this Agreement in favor of the Custodian and the Document Custodian shall survive the termination of this Agreement or earlier resignation or removal of the Custodian or the Document Custodian, as applicable. 9.4 Indemnification. (a) The Company shall and does hereby indemnify and hold harmless each of the Custodian, the Document Custodian and any Foreign Sub-custodian appointed pursuant to Section 6.1 above, and each of their officers, directors, employees, attorneys, agents, advisors, successors and assigns (collectively, the “Indemnified Persons” and each an “Indemnified Person”) for and from any and all costs and expenses (including reasonable fees and expenses of attorneys, agents and experts) and any and all losses, damages, claims and liabilities, that may arise, be brought against or incurred by an Indemnified Person, whether brought by or involving any third-party or the Company or any Subsidiary, and any advances or disbursements made by an Indemnified Person (including in respect of any Account overdraft, returned deposit item, chargeback, provisional credit, settlement or assumed settlement, reclaimed payment, claw-back or the like), as a result of, relating to, or arising out of this Agreement, or the administration or performance of the duties of the Custodian and the Document Custodian hereunder, or the relationship between the Company (including, for the avoidance of doubt, any Subsidiary), the Custodian and the Document Custodian created hereby, including the enforcement of any indemnification rights hereunder, other than such liabilities, losses, damages, claims, costs and expenses as are directly caused by the Custodian’s or the Document Custodian’s, as applicable, own action or inaction constituting bad faith, gross negligence or willful misconduct on its part. (b) If the Company requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or Securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own gross negligent action, grossly negligent failure to act or willful misconduct, or if the Company fails to compensate or pay the Custodian pursuant to Section 8.1 or Section 9.4 hereof, any cash at any time held for the account of the Company shall be security therefor and should the Company fail to repay the Custodian promptly (or, if specified, within the time frame provided herein), the Custodian shall be entitled to utilize available cash to the extent necessary to obtain reimbursement. 9.5 Force Majeure. Without prejudice to the generality of the foregoing, neither the Custodian nor the Document Custodian shall be liable to the Company for any damage or loss resulting from or caused by events or circumstances beyond the reasonable

30 4914-2111-9685.6 control of the Custodian or Document Custodian, including nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts; errors by the Company (including any Authorized Person) in its instructions to the Custodian or the Document Custodian; or changes in applicable law, regulation or orders. 10. SECURITY CODES If the Custodian or Document Custodian issues to the Company security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by the Company, the Company shall take all commercially reasonable steps to safeguard any security codes, passwords, test keys or other security devices which the Custodian or the Document Custodian shall make available. 11. TAX LAW 11.1 Domestic Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Securities or the Proceeds, by the tax law of the United States or any state or political subdivision thereof. The Custodian shall be kept indemnified by and be without liability to the Company for such obligations including taxes, (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this Agreement) withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against the Company, or the Custodian as custodian of the Securities or Proceeds. 11.2 Foreign Tax Law. It shall be the responsibility of the Company to notify the Custodian of the obligations imposed on the Company by the tax law of foreign (e.g., non-U.S.) jurisdictions, including responsibility for withholding and other taxes, assessments or other government charges, certifications and government reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to cooperate with the Company with respect to any claims for exemption or refund under the tax law of the jurisdictions for which the Company has provided such information. 12. EFFECTIVE PERIOD AND TERMINATION 12.1 Effective Date. This Agreement shall become effective as of its due execution (whether manual, facsimile, PDF or other electronic signature) and delivery by each of the parties. This Agreement shall continue in full force and effect until terminated as hereinafter provided. This Agreement may only be amended by mutual written

31 4914-2111-9685.6 agreement of the parties hereto. This Agreement may be terminated by the Document Custodian, the Custodian or the Company pursuant to Section 12.2. 12.2 Termination. This Agreement shall terminate upon the earliest of (a) occurrence of the effective date of termination specified in any written notice of termination given by any party to the other parties not later than sixty (60) days prior to the effective date of termination specified therein, (b) such other date of termination as may be mutually agreed upon by the parties in writing. 12.3 Resignation. The Custodian may at any time resign under this Agreement by giving not less than sixty (60) days advance written notice thereof to the Company. The Company may at any time remove the Custodian under this Agreement by giving not less than sixty (60) days advance written notice to the Custodian. 12.4 Successor. Prior to the effective date of termination of this Agreement, or the effective date of the resignation or removal of the Custodian, as the case may be, the Company shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable. The Custodian shall, upon receipt of Proper Instruction from the Company (i) deliver directly to the successor Custodian all Securities (other than Securities held in a book-entry system or Securities Depository) and cash then owned by the Company and held by the Custodian as custodian, and (ii) transfer any Securities held in a book-entry system or Securities Depository to an account of or for the benefit of the Company at the successor Custodian, provided that the Company shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement (if such form differs from the form in which the Custodian has maintained the same, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. 12.5 Payment of Fees, etc. Upon termination of this Agreement or resignation of the Custodian, the Company shall pay to each of the Custodian and the Document Custodian such compensation and shall likewise reimburse each of the Custodian and the Document Custodian for its costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be). All indemnifications in favor of the Custodian and the Document Custodian under this Agreement shall survive the termination of this Agreement or any resignation of the Custodian or the Document Custodian, as applicable. 12.6 Final Report. In the event of any resignation or removal of the Custodian, the Custodian shall provide to the Company a complete final report or data file transfer of any Confidential Information as of the date of such resignation or removal.

32 4914-2111-9685.6 13. REPRESENTATIONS AND WARRANTIES 13.1 Representations of the Company. The Company represents and warrants to the Custodian that: (a) it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized, executed and delivered this Agreement so as to constitute its valid and binding obligation; (b) in giving any instructions which purport to be “Proper Instructions” under this Agreement, the Company will act in accordance with the provisions of its organizational and operational documents and any applicable laws and regulations; and (c) (i) the Company is not a Plan-Assets Vehicle (as defined below); (ii) the Company is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (iii) the aggregate interest in any class of equity interests by any benefit plan investors (as such term is interpreted under ERISA) for whose benefit or account the Accounts for the Company is held does not equal or exceed 25% of the outstanding interests; and (iv) neither the portfolio of the assets held hereunder or the Accounts for such Company is deemed to be assets of an employee benefit plan which is subject to ERISA. If for any reason the Company breaches or otherwise fails to comply with any of the foregoing representations, warranties, or covenants, then (i) the Custodian’s duties hereunder with respect to such Company shall terminate immediately upon such breach, regardless of whether the Custodian received notice of such breach or provided notice of termination, (ii) the Company will promptly notify the Custodian of such breach, (iii) the Company acknowledges that the Custodian does not act as investment manager of the assets held hereunder or the Accounts and (iv) the Company acknowledges that the Custodian does not provide any services as a “fiduciary” with respect to the Company within the meaning of ERISA §3(21). For purposes herein, “Plan-Assets Vehicle” means an investment contract, product, or entity that holds plan assets (as determined pursuant to ERISA §§3(42) and 401 and 29 CFR §2510.3-101). 13.2 Representations of the Custodian. The Custodian hereby represents and warrants to the Company that: (a) it is qualified to act as a custodian pursuant to Sections 17(f) and 26(a)(1) of the 1940 Act; (b) it has the power and authority to enter into and perform its obligations under this Agreement; (c) it has duly authorized, executed and delivered this Agreement so as to constitute its valid and binding obligations; and

33 4914-2111-9685.6 (d) it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements. 14. PARTIES IN INTEREST; NO THIRD PARTY BENEFIT This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 19). 15. NOTICES Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) electronic mail or (iv) confirmed telecopier or telex, with a duplicate sent by first class mail, postage prepaid: (a) if to the Company or any Subsidiary, to Churchill Direct Lending Fund c/o Churchill Asset Management LLC 375 Park Avenue, 9th Floor New York, NY 10152 Attention: Lily Xuan Email: lily.xuan@churchillam.com (b) if to the Custodian, to U.S. Bank Trust Company, National Association 214 N. Tryon Street Charlotte, North Carolina 28202 Attention: Global Corporate Trust/Jennifer Maldonado Ref: Churchill Direct Lending Fund Email: churchill.custody@usbank.com with a copy to jennifer.maldonado3@usbank.com (c) if to the Document Custodian, to U.S. Bank National Association 1719 Otis Way Florence, South Carolina 29501 Mail Code: EX-SC-FLOR Attention: Steven Garrett Ref: Churchill Direct Lending Fund

34 4914-2111-9685.6 Telephone: (843) 676-8901 Email: steven.garrett@usbank.com 16. CHOICE OF LAW AND JURISDICTION This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of New York for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act, in which case such federal securities laws shall govern. All actions and proceedings relating to or arising from, directly or indirectly, this Agreement may be brought in New York State or U.S. federal courts located within the City of New York, State of New York and the Company and the parties hereby submit to personal jurisdiction of such courts for such actions or proceedings. The Company and the Custodian each hereby waive, to the fullest extent permitted by applicable law, any right it may have to a trial by jury and any objection to laying of venue in such courts on grounds of forum nonconveniens in respect of any claim based upon, arising out of or in connection with this Agreement. No actions or proceedings relating to or arising from, directly or indirectly, this Agreement shall be brought in a forum outside of the United States of America. 17. ENTIRE AGREEMENT; COUNTERPARTS 17.1 Complete Agreement. This Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements or understandings, oral or written, between the parties to this Agreement relating to such matters. 17.2 Counterparts. This Agreement may be executed (whether manual, facsimile, PDF or other electronic signature) in any number of counterparts and all counterparts taken together shall constitute one and the same instrument. 17.3 Facsimile and Electronic Signatures. The exchange of copies of this Agreement and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. By executing this Agreement, the Company hereby acknowledges and agrees, and directs the Custodian to acknowledge and agree and the Custodian does hereby acknowledge and agree, that execution of this Agreement, any Proper Instructions and any other notice, form or other document executed by the Company or the Custodian in connection with this Agreement, by facsimile transmission or electronic signature (including, without limitation, any .pdf file, .jpeg file or any other electronic or image file, or any other “electronic signature” as defined under E-SIGN or ESRA, including Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Custodian) shall be permitted hereunder notwithstanding anything to the contrary herein and such facsimile or electronic signatures shall be legally binding as if such facsimile or electronic signatures were handwritten signatures. Any electronically signed document

35 4914-2111-9685.6 delivered via email from a person purporting to be an Authorized Person shall be considered signed or executed by such Authorized Person on behalf of the Company. The Company also hereby acknowledges that the Custodian shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. 18. AMENDMENT; WAIVER 18.1 Amendment. This Agreement may not be amended except by an express written instrument duly executed (whether manual, facsimile, PDF or other electronic signature) by the Company, the Custodian and the Document Custodian. 18.2 Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged. 19. SUCCESSOR AND ASSIGNS 19.1 Successors Bound. The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. No party shall be permitted to assign their rights under this Agreement without the written consent of the other parties; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement. 19.2 Merger and Consolidation. Any corporation or association into which the Custodian may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Custodian or the Document Custodian shall be a party, or any corporation or association to which the Custodian or Document Custodian transfers all or substantially all of its corporate trust business or document custody business, as applicable, shall be the successor of the Custodian or Document Custodian, as applicable hereunder, and shall succeed to all of the rights, powers and duties of the Custodian or Document Custodian, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. 20. SEVERABILITY The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

36 4914-2111-9685.6 21. REQUEST FOR INSTRUCTIONS If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Company as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) Business Days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Company in response to such request after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. 22. OTHER BUSINESS Nothing herein shall prevent the Custodian, the Document Custodian or any of their affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Company or any other Person. Nothing contained in this Agreement shall constitute the Company and/or the Custodian or the Document Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement. 23. REPRODUCTION OF DOCUMENTS This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence. 24. MISCELLANEOUS The Company acknowledges receipt of the following notice: “IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Custodian will ask for documentation to verify its formation and existence as a legal entity. The Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.”

Signature Page to Custody Agreement IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the date first written above. CHURCHILL DIRECT LENDING FUND By: Name: Marissa Hassen Title: Chief Accounting Officer, Churchill Direct Lending Fund U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Custodian By: Name: Title: U.S. BANK NATIONAL ASSOCIATION, as Document Custodian By: Name: Title:

Signature Page to Custody Agreement 4914-2111-9685.3 IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the date first written above. CHURCHILL DIRECT LENDING FUND By: Name: Shai Vichness Title: Chief Financial Officer and Treasurer U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Custodian By: Name: Title: U.S. BANK NATIONAL ASSOCIATION, as Document Custodian By: Name: Title: Scott DeRoss Senior Vice President Kenneth Brandt Vice President

4914-2111-9685.6 SCHEDULE A (Trade Confirmation) On file with Custodian

4914-2111-9685.6 SCHEDULE B [Reserved]

4914-2111-9685.6 SCHEDULE C Initial Authorized Persons [See attached.]

CHURCHILL
from nuveen

Churchill Asset Management LLC
375 Park Avenue 9th Floor
New York, NY 10152
p 212-478-9200
churchillam.com
nuveen.com/churchill

Authorized Signature List – Wire Authorizations and Call Backs

I certify that the persons listed below are authorized signatories of Churchill Asset Management LLC ("Churchill") and that the signatures below are the genuine signatures of the persons indicated. I also certify that the persons listed below are authorized to give on behalf of Churchill, all notices, order, directions or instructions (including but not limited to written or e-mail funds transfer instructions or callbacks) in connection with the funds listed in Exhibit D.

Two (2) signatories or two (2) Electronic Systemic approvals, by a First Level Approver ("First Level Approver") and a Second Level Approver ("Second Level Approver") are required for any cash movement. A First Level Approver is required to initiate the approval or release of any cash. A Second Level Approver is required to approve the initiation or release of any such cash. Any authorized user listed in Exhibit A or B may be a First Level Approver. No dollar limit applies to the approval or release of any cash by a First Level Approver. A dollar limit, however, does apply to the approval or release of any cash by a Second Level Approver. A Second Level Approver may approve or release cash up to their respective defined limit amount set forth in Exhibit A and B. If a bank's payment system does not have dual approval, then the single approver may only release payments up to their defined level in Exhibit A or B.

Callbacks may be done by anyone on Exhibit A or C. Exhibit C persons should be contacted prior to Exhibit A persons and are authorized for callbacks only.

Witness my hand on this twentieth day of May 2026.

Signature: [signature]

Name: Kenneth Kencel

Title: Chief Executive Officer

Securities offered through Nuveen Securities, LLC

CHURCHILL
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Exhibit A

As a First Level Approver, no limit

As a Second Lever Approver,
authorized to approve up to $100MM

Name	Signature	PhoneNumber (Call Backs)
Marissa Hassen Marissa.hassen@churchillam.com	[signature]	O: (212) 478-9222 C:(646) 737-4463
Courtney DeBolt Courtney.DeBolt@churchillam.com	[signature]	O: (212) 478-9266 C: (646) 592-3961
Philip Beissner Phil.Beissner@churchillam.com	Philip Beissner	O: (212) 478-9206 C: (646) 877-7529
Chris Schultz Chris.schultz@churchillam.com	[signature]	O.(212) 478-9216 C. (781) 471-8703
Luke Garriton Luke.garriton@churchillam.com	[signature]	O.(212) 478-9250 C.(646) 740-1769
Gareth Wall Gareth.wall@churchillam.com	G.M.Wall	O.(212) 478-9259 C. (646) 634-9259
Marina Elkinyuk Marina.elkinyuk@churchillam.com	[signature]	O: (212) 478-9249 C: (646) 581-5434
Lily Xuan Lily.xuan@churchillam.com	Lily Xuan	C: (917) 576-4084
Steve Dobson Steve.dobson@churchillam.com	[signature]	O.(212) 478-9287 C.(917) 565-6588

Securities offered through Nuveen Securities, LLC

CHURCHILL
from nuveen

Sydney Nyajeka Sydney.nyajeka@churchillam. com		O. (212) 478-9219 C.(917) 580-0245
Anne Philpott Anne.philpott@churchillam.com		O: (704) 988-5554 C: (980) 369-8808
Derek Fricke Derek.fricke@churchillam.com		O: (704) 988-3608 C:(980) 384-8481
Nicholas Tandoi nicholas.tandoi@churchillam.com		O. (646) 440-8952 C. (646) 937-3108
Jessica Medaglia Jessica.Medaglia@churchillam.com		C. (646) 670-7425
Ryan Wells Ryan.Wells@churchillam.com		C. (646) 689-5490
Brian Walsh Brian.Walsh@churchillam.com		O:(212) 478-9218 C. (646) 689-5025
Andy Gilvey Andy.Gilvey@churchillam.com		C. (980) 384-8640
Karen Yu Karen.Yu@churchillam.com		C. (917) 675-1736
Alithea Perry Alithea.Perry@churchillam.com		C. (646) 771-6763
Susie Speakmaster Susie.Speakmaster@churchillam.com		C.(929) 638-2305

Securities offered through Nuveen Securities, LLC

Joseph Allen Joseph.Allen@churchillam.com C. (980) 507-2405 Kevin Oliver Kevin.Oliver@churchillam.com C. (929) 697-2424 Bill Sweeney Bill.Sweeney@churchillam.com C. (917) 574-8236 Victoria Adinolfi Victoria.Adinolfi@churchillam.com C. (332) 215-6760 John Wein John.Wein@churchillam.com C. (929) 996-8964

CHURCHILL
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Exhibit B

As a First Level Approver, no limit

As a Second Lever Approver,
authorized to approve up to $250MM

Name	Signature	PhoneNumber (Call Backs)
Shaul (Shai) Vichness Shai.Vichness@churchillam.com	[signature]	O: (212) 478-9238 C: (646) 574-1158
Christopher Cox Chris.cox@churchillam.com	[signature]	O: (212) 478-9212 C.(646) 737-4752
Mathew Linett Mat.linett@churchillam.com	[signature]	O: (212) 478-9229 C. (646) 618-1268
Durant (Randy) Schwimmer Randy.schwimmer@churchillam.com	[signature]	O: (212) 478-9203 C.(646) 628-3652
Jason Strife Jason.strife@churchillam.com	[signature]	O: (704) 988-6571 C: (980) 369-6806

Securities offered through Nuveen Securities, LLC

CHURCHILL
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Exhibit C

Authorized for Callbacks Only (Not Cash Movement)

Name	Phone Number (Call Backs)
Michelle Idrees	O: (212) 478-9256 C. (646) 581-7864
Karen Lin	C. (646) 394-3211
Mackensie Fitzpatrick	C. (646) 574-1789
Stefan Kolkka	C: (646) 394-3217
Arpit Jodhani	C. (646) 584-9905
Thomas Brennan	C: (646) 983-4437
Jenna Norizsan	C: (646) 984-3551
Jake Rogers	C: (646) 737-3296
Jessica Wolfe	C: (646) 984-4275
Delaney Sheridan	C: (646) 394-3227
Douglas Halpin	C. (929) 243-6261
Michael Friedman	C. (917) 375-8758
Jack Deering	C. (980) 704-2978
Joseph Piperato	O. (212) 916-5504 C: (332) 215-7458
Kiera Hicks	C. (980) 369-6755
Emmanuel Cervantes	C. (312) 748-3248
Graves Ganzert	C. (980) 416-0453
Grant Goldstein	C: (312) 748-3250

Securities offered through Nuveen Securities, LLC

Cole Curtis C: (312) 748-3261

Exhibit D American United Life Churchill AS Private Credit 2 Investment Trust AS Private Credit 2 Direct Lending Trust Churchill Capital Holdings, LLC Churchill CIP II Aggregator, L.P. Churchill CIP II Aggregator (ECI), L.P. Churchill CIP II Blocker (Lux) SCSp Churchill CIP II Blocker (US), LLC Churchill Co-Investment Holdings, LLC Churchill Co-Investment Partners II (Lux) GP S.à r.l. Churchill Co-Investment Partners II (Lux) SCSp Churchill Co-Investment Partners II (US), L.P Churchill Co-Investment Partners II Carry-Co, LLC Churchill Co-Investment Partners, L.P. Churchill Co-Investment Partners HoldCo, LLC Churchill Co-Investment Partners HoldCo II, LLC Churchill Co-Investment Partners HoldCo III, LLC Churchill Co-Investment Partners HoldCo IV, LLC Churchill Co-Investment Partners HoldCo V, LLC Churchill Co-Investment Partners HoldCo VI, LLC Churchill Co-Investment Partners HoldCo VII, LLC Churchill Co-Investment Partners HoldCo VIII, LLC Churchill Co-Investment Partners HoldCo IX, LLC Churchill Co-Investment Partners Aggregator, LLC Churchill Co-Investment Partners Carry-Co, LLC Churchill CPCF ABL LLC Churchill CPCF Fund LLC Churchill Junior Capital Opportunities Fund II - SV Churchill Junior Capital Opportunities Fund II GP S.àr.l. Churchill Junior Capital Opportunities Fund II SCSp Churchill Junior Capital Opportunities Fund II, L.P. Churchill Junior Capital Opportunities Fund II Master SCSp Churchill Junior Capital Opportunities RN Feeder Fund II, L.P. Churchill Junior Capital Opportunities Fund U.S. Partnership, L.P. Fund III Churchill Junior Capital Opportunities Fund Offshore Leveraged Partnership Fund III, L.P. Churchill Junior Capital Opportunities Fund -- Offshore Treaty Partnership, SCSp, SICAV-RAIF Fund III Churchill Junior Capital Opportunities Fund III (Blocker), LLC Churchill Junior Capital Opportunities Fund III (FTE Blocker) LLC Churchill JCOF III (Corporate Equity), L.P. Churchill JCOF III Investing Vehicle A Holdings, L.P. Churchill JCOF III Investing Vehicle B Holdings, L.P. Churchill Junior Capital Opportunities Fund Vehicle A SCSp, SICAV-RAIF Fund III Churchill Junior Capital Opportunities Fund Vehicle B SCSp, SICAV-RAIF Fund III Churchill Junior Capital Opportunities Fund - Vehicle C, L.P. - Fund III (DE LP) Churchill Junior Capital Opportunities Fund - Rated Partnership, L.P. - Fund III Churchill Junior Capital Opportunities Fund USP Fund III Feeder LP Churchill Lux GP, S.A.R.L. Churchill Middle Market CLO III Ltd. Churchill Middle Market CLO IV Ltd. Churchill Middle Market CLO V Ltd. Churchill Middle Market CLO V-A Ltd. Churchill Middle Market Senior Loan Fund - Canada, L.P.

Churchill MMSLF (Canada) Equity Holdings LLC Churchill Middle Market Senior Loan Fund - U.S., L.P. Fund IV Churchill Middle Market Senior Loan Fund - Luxembourg SCSp, SICAV-RAIF Churchill Middle Market Senior Loan Fund - Luxembourg SCSp, SICAV-RAIF Fund IV Churchill Middle Market Senior Loan Fund - Luxembourg SCSp, SICAV-RAIF Fund V Churchill Middle Market Senior Loan Fund Master Fund SCSp, SICAV-RAIF Churchill Middle Market Senior Loan Fund Master Fund SCSp, SICAV-RAIF Fund IV Churchill Middle Market Senior Loan Fund Master Fund SCSp, SICAV-RAIF Fund V Churchill Middle Market Senior Loan Fund U.S., L.P. Churchill Middle Market Senior Loan Fund U.S., L.P. Fund V Churchill MMSLF V Levered Equity Holdings LLC Churchill MMSLF V (Unlevered) Equity Holdings Churchill MMSLF V (Unlevered) Aggregator, L.P. Churchill Middle Market Senior Loan Fund II - European Co-Invest Fund Churchill Middle Market Senior Loan Fund II - European Co-Invest Fund SV S.àr.l Churchill Middle Market Senior Loan Fund II - European Fund Churchill Middle Market Senior Loan Fund II - European Fund SV S.à r.l Churchill Middle Market Senior Loan Fund II Feeder Fund Churchill Middle Market Senior Loan Fund II - K (Unlevered), LP Churchill Middle Market Senior Loan Fund II Master Fund, L.P. Churchill Middle Market Senior Loan Fund II - PS Feeder Fund, LP Churchill Middle Market Senior Loan Fund III (Delaware) LP Churchill Middle Market Senior Loan Fund III (NON-US), LP Churchill Middle Market Senior Loan Fund III (USTE), LP Churchill Middle Market Senior Loan Fund V Churchill Middle Market Senior Loan Fund V - Unlevered, LP Churchill MM Senior Loan Fund, LP Churchill MM Senior Loan Fund, Offshore LP Churchill MM Warehouse 1 Ltd. Churchill MM Warehouse, LLC Churchill MMSL III Designated Activity Company Churchill MMSL III Investment Subsidiary, LP Churchill MMSL III Levered Investment, LP Churchill MMSL III Levered Investment II, LP Churchill MMSL III USTE Intermediary Designated Activity Company Churchill MMSL Fund V Levered (Delaware), LP Churchill MMSL Fund V Levered (Offshore), LP Churchill MMSL V-L Investment Subsidiary, LP Churchill MMSL V Levered Borrower Parent LLC Churchill MMSLF CLO-I, LP Churchill MMSLF CLO-II, LP Churchill MMSLF CLO-III, LP Churchill MMSLF Financing 2 Ltd. Churchill MMSLF Funding 2, LLC Churchill MMSLF GT 2 Churchill MMSLF II - K (UL) GT Churchill MMSLF Master, LP Churchill MMSLF Offshore Holding, LLC Churchill MMSLFK GT 1 Churchill MMSLFK GT 2 Churchill MSPD Fund, LP

Churchill MPD Fund, LP Churchill NCDLC CLO-II, LLC Churchill NCDLC CLO-III LLC Churchill Pacific Life SMA Churchill Secondary Partners, L.P. Churchill Secondary Partners Carry-Co, LLC Churchill SLF 4 Equity Holdings LLC Churchill SLF III Equity Holdings LLC Copper Direct Lending L.P. CM Multi Master, LP CM Multi Borrower, LP CM Senior Master, LP CMIC Equity Holdings LLC CMIC Funding LP CMIC Intermediate LLC CMMSL SLP LLC CNV Investor Aggregator, L.P. CNV Investor Flow-Through Aggregator, L.P. CNV Investor Flow-Through Blocker, Inc. CNV Investor Fund CNV Investor Lux GP S.àr.l. Distressed Opportunities Fund, L.P. GLIC LILTCNW CH MNGD REG (Genworth Life Insurance Company) JCOF Aggregator, LLC JCOFCharles,LLC JCOF ECM, LLC JCOF FT Aggregator, LLC JCOF Greens, LLC JCOF II Aggregator, LLC JCOF II Investors I, LLC JCOF II Investors II, LLC JCOF II Investors III, LLC JCOF II Investors IV, LLC JCOF II Investors V, LLC JCOF II Investors VI, LLC JCOF II Investors VII, LLC JCOF II Investors VIII, LLC JCOF II Investors IX, LLC JCOF II Investors X, LLC JCOF II Investors XI, LLC JCOF II Investors XII, LLC JCOF II Investors XIII, LLC JCOF II Investors XIV, LLC JCOF II Investors XV, LLC JCOF II Investors XVI, LLC JCOF Investors II, LLC JCOF Investors III, LLC JCOF Juice Plus, LLC JCOF Valicor, LLC NAP Investors Fund, L.P. NAP Investors HoldCo I (PSK), LLC NAP Investors HoldCo II (ORI), LLC NAP Investors HoldCo III (THY), LLC NAP Investors HoldCo IV (FTZ), LLC

NAP Investors HoldCo V (UNI), LLC NAP Investors HoldCo VI(MMT), LLC NAP Investors HoldCo VII, LLC NAP Investors HoldCo VIII, LLC NAP Investors HoldCo IX, LLC NAP Investors HoldCo X, LLC NAP Investors HoldCo XI, LLC NAP Investors FTE, LLC NC SLF Inc. NC SLFSPVILLC NCPIF SPV I LLC NCDL Equity Holdings, LLC NCPIF Equity Holdings, LLC NPC CFO 2023-1 LTD. Nuveen Churchill BDC SPV I LLC Nuveen Churchill BDC SPV II LLC Nuveen Churchill BDC SPV III LLC Nuveen Churchill BDC SPV IV LLC Nuveen Churchill BDC SPV V LLC Nuveen Churchill Direct Lending Corp Nuveen Churchill Private Capital Income Fund Nuveen Junior Capital Opportunities Fund GP Sarl Nuveen Junior Capital Opportunities Fund SV S.a.r.l Nuveen Junior Capital Opportunities Fund SCSp Nuveen Multi-Asset Credit Fund, LP Nuveen Private Credit PS Finco Inc. Standard Insurance Company Teachers Insurance and Annuity Association of America (TIAA) TGAM Churchill Fund GP LLC TGAM Churchill Middle Market Senior Loan Fund K, L.P. TGAM Churchill Middle Market Senior Loan Fund K, LP TGAM Churchill MMSLF K Holding, LLC TIAA Churchill Middle Market CLO I Ltd. TIAA Churchill Middle Market CLO II Ltd. TPS Investors Blocker Fund, Inc. TPSInvestors Feeder Fund, LP TPS Investors Fund II, LP TPS Investors Master Fund LP TPS Investors Operating Fund, LLC CHURCHILL MMSLF (JPY) EQUITY HOLDINGS LLC Churchill MMSLF5 Levered Hybrid LLC Churchill MMSLF CLO-III Depositor LLC NPC SIP 2024-1 Ltd Churchill Arbor GP Solutions LP Nuveen Churchill Private Credit Fund Nuveen Churchill PCF SPV I LLC Nuveen Churchill PCF SPV I LLC Nuveen Churchill PCF Equity Holdings LLC Churchill NCPCIF CLO-I LLC Genworth VS Custody NPC SIP 2024-1 LLC NPC SIP 2024-1 Holdings LLC

CM Multi Borrower LP Churchill MMSL Access Fund LP Churchill PS Co-Invest Fund Churchill PS Feeder Fund LP PS Feeder Fund SPV I LP Copper Direct Lending Equity Holdings LLC Churchill MMSL V Levered Equity Holdings LLC Churchill MMSLF CLO IV Ltd Churchill MPD Fund II LP CM II Multi Master LP MPD II SLP LLC MPD II Sub LLC CM II Multi Borrower, LP Churchill MMSLF Financing 2 Ltd Churchill DB Investor LP Churchill DB Investor Equity Holdings LLC Churchill MMSLF Static SPV I LLC Churchill DB Investor LP Churchill DB Investor Equity Holdings LLC SIP Finance LP SIP Finance Holdco LLC SIP Finance CE Blocker LP SIP Finance CE Splitter LP SIP Finance FTE Blocker LP SIP Finance FTE Splitter LP SIP Finance L Blocker LP SIP Finance L Splitter LP Churchill Star Direct Lending Fund LP Churchill Star Direct Lending Equity Holdings LLC SIP Churchill Equity Program LLC Churchill Middle Market CLO V Equity Holdings NCPCIF SPV IV LLC Churchill MMSLF V (Unlevered Evergreen) Equity Holdings LLC Churchill CIP II Blocker (US) Class A Member LLC Churchill Middle Market CLO V LLC NCPCIF SPV II LLC BSL Churchill ESC LLC Churchill Secondaries Solutions II (Lux) GP SaRL Churchill Secondaries Solutions II (US), L.P Churchill Secondaries Solutions II (Lux), SCSp Churchill Secondaries Solutions II (US Blocker), L.P Churchill Secondaries Solutions II (Cayman Blocker), L.P Churchill Secondaries Solutions II (Splitter), L.P Churchill Secondaries Solutions II Master Fund, SCSp Churchill Secondaries Solutions II Co-Invest (US), L.P. Churchill Secondaries Solutions II Co-Invest (Lux), SCSp Churchill Secondaries Solutions II Co-Invest (US Blocker), L.P Churchill Secondaries Solutions II Co-Invest (Cayman Blocker), L.P. Churchill Secondaries Solutions II Co-Invest (Splitter), L.P. Churchill Secondaries Solutions II Co-Invest Master Fund, SCSp Churchill NCPCIF CLO-II LLC NCPCIF SPV III LLC NCPCIF BSL SPV I LLC Churchill Secondary Partners II LP Churchill Secondary Partners II (Blocker) LLC

Churchill Secondary Partners II Carry-Co, LLC Churchill Secondary Partners II GP, LLC Churchill Secondaries Solutions II SPV I Ltd Churchill Secondaries Solutions II Co-Invest SPV I Ltd Nuveen Churchill BDC V LLC Nuveen Churchill BDC V SPV I LLC Nuveen Churchill BDC V Equity Holdings LLC JCOF II Investors XVII LLC Churchill Junior Capital Opportunities Fund - RP2 - Fund III, L.P Churchill MA CLO 2025-1 Ltd Churchill SLF 2025-1 LLC Nuveen Churchill Private Equity Solutions LLC NCPE Equity Blocker LLC NCPE HoldCo LLC Nuveen Churchill Private Equity Solutions SPV I LLC NPC Private Debt SMA (E) LP NPC Private Debt SMA (E) Equity Holdings LLC NAP Investors HoldCo XII, LLC NAP Investors HoldCo XIII, LLC Churchill Sunshine Partners LP CNV Co-II SPV LLC Churchill Secondary Partners III LP Churchill Secondary Partners III SPV I LLC Churchill Secondaries Solutions II (US Blocker - LP-Led), L.P. Churchill Secondaries Solutions II (US Blocker - GP-Led), L.P. Churchill Direct Lending Fund NCPCIF SPV V LLC NCDL Senior Loan Fund I LLC PCAP Senior Loan Fund I LLC NCDL Senior Loan Fund I SPV LLC NAP Investors HoldCo XIV, LLC Corient Registered Alternatives Fund Meridian 2026-1 Ltd Meridian 2026-1 Blocker Ltd Meridian 2026-1 Holdings Ltd NCPE Access Fund LP

4914-2111-9685.6 EXHIBIT A FORM OF REQUEST FOR RELEASE (attached)

4914-2111-9685.6 Request for Release of Documents U.S. Bank Global Corporate Trust Services 1719 Otis Way Florence, South Carolina 29501 Mail Code: EX-SC-FLOR Ref: Churchill Direct Lending Fund Attention: Document Custody Services Receiving Unit Email: dcs@usbank.com Fax: (651) 695-6100 or (651) 695-6101 RE: Custody Agreement, dated as of September 18, 2026 (the “Custody Agreement”) between Churchill Direct Lending Fund (the “Company”) and U.S. Bank Trust Company, National Association, as custodian and U.S. Bank National Association, as document custodian (the “Document Custodian”) Pursuant to Section 3A of the Custody Agreement, we request the release of the Loan Files relating to the Loans listed on the attached Excel spreadsheet for the reason indicated below: Reason for Requesting Documents (Check One): 1) Loan Paid in Full 2) Loan being Substituted 3) Loans being Liquidated by the Company 4) Other- Description Needed Below Company: Authorized Representative: Name (Printed): Title (Printed): Date: Phone: File Delivery Instructions – Address Needed Upon Completion of the Request for Release, please scan and email the request to the appropriate DCS Vault Location. If applicable, please indicate if the request is a “Rush” in the subject line. Please fax the form if you do not have access to email. Florence: dcsflorencescreleases@usbank.com Frederick: electronic.release.requests@usbank.com Jacksonville: dcsctsjacksonville.requests@usbank.com Saint Paul: dcs@usbank.com St. Petersburg: documentcustody.stpete@usbank.com Rocklin: dcs-rocklin@usbank.com Tempe: tempe.dcs.request@usbank.com